UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, Rhino Resource Partners LP (the “Partnership”) announced that Christopher I. Walton, PE, had been appointed to the newly recreated position of Senior Vice President and Chief Operating Officer of Rhino GP LLC, the general partner of the Partnership. Below is a brief description of Mr. Walton’s employment contract.

The term of Mr. Walton’s employment agreement extends until April 30, 2015.  It provides for an annual base salary of $300,000 per year with an automatic $15,000 base salary increase on April 1st of each successive year during the term.  Mr. Walton is also eligible to receive an annual discretionary bonus of up to 40% of his annual base salary, and to participate in the Partnership’s employee benefit programs, including eligibility to receive grants of Partnership units pursuant to the long-term incentive plan adopted by the board of directors of the Partnership’s general partner. The agreement also provides for his use of an automobile suitable for his duties.

The employment agreement provides that if his employment is terminated by his employer without “cause,” Mr. Walton would be entitled to receive a lump sum payment equal to twelve months’ base salary and continued family health insurance, at the same premium cost as was in effect on the date of termination, until the earlier of twelve months or the date he becomes covered under a new employer’s plan. For purposes of the agreement, “cause” means (1) the commission of an act of dishonesty or fraud against his employer, (2) a breach of his obligations under the employment agreement and failure to cure such breach within five days after written notice from his employer, (3) being convicted of or plead guilty or nolo contendere to any felony or to any misdemeanor involving financial dishonesty or any other crime that would indicate that Mr. Walton is not capable of successfully performing his obligations under the agreement or (4) failing or neglecting to diligently perform his duties.

Mr. Walton is subject to certain confidentiality, noncompete and nonsolicitation covenants. The confidentiality covenants are perpetual, while the noncompete covenants apply during the term of Mr. Walton’s employment agreement and for one year following termination of employment. The nonsolicitation period runs until the end of the six month period following the end of the applicable noncompete period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: April 11, 2012
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel